Exhibit 99.1

News Release FOR IMMEDIATE RELEASE	CONTACT: B. Grant Yarber President and Chief Executive Officer Phone: (919) 645-3494 Email: gyarber@capitalbank-nc.com

Capital Bank Corporation Declares Cash Dividend on Common Stock

RALEIGH, N.C. – December 19, 2005 – Capital Bank Corporation (Nasdaq: CBKN) announced that its Board of Directors approved on Thursday, December 15, 2005, a quarterly cash dividend on its common stock of $.06 per share. The dividend will be paid on January 17, 2006 to shareholders of record as of January 2, 2006.

        Capital Bank Corporation, headquartered in Raleigh, N.C., with approximately $927 million in total assets, offers a broad range of financial services. Capital Bank operates 21 banking offices in Raleigh (4), Sanford (3), Burlington (2), Asheville (3), Cary, Morrisville, Oxford, Wake Forest, Hickory, Greensboro, Graham, Pittsboro and Siler City. The company’s website is http://www.capitalbank-nc.com.

Information in this press release contains forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates, and the effects of competition. Additional factors that could cause actual results to differ materially are discussed in Capital Bank Corporation’s filings with the Securities and Exchange Commission, including without limitation its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. Capital Bank Corporation does not undertake a duty to update any forward-looking statements in this press release.

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P. O. Box 18949 • Raleigh, NC 27619-8949 • Phone (919) 645-6400 • Fax (919) 645-6353 • www.capitalbank-nc.com